Exhibit 3.5

N. Y. S. DEPARTMENT OF STATE DIVISION OF CORPORATIONS ALBANY, NY 12231-0001

============================================================================== ENTITY NAME : VGTEL, INC.

ASSUMED NAME CERTIFICATE

[Missing Graphic Reference]

============================================================================== FILER: FILED: 08/31/2011 ------CASH#: 265366

FILM#: 20110831050 VCORP SERVICES LLC 25 ROBERT PITT DRIVE STE 204 MONSEY NY 10952

PRINCIPAL LOCATION -----------------

400 RELLA BLVD STE 174

SUFFERN NY 10901

COMMENT:

[Missing Graphic Reference]

ASSUMED NAME -----------360 ENTERTAINMENT & PRODUCTIONS

============================================================================== SERVICE COMPANY : VCORP SERVICES, LLC CODE: HD BOX : 96

FEES 200.00 PAYMENTS: 200.00

FILING : 25.00 CASH : COUNTY : 25.00 CHECK : COPIES : .00 C CARD : 200.00 MISC : .00 HANDLE : 150.00

REFUND : -----

============================================================================== DO3HD108 DOS-281 (04/2007)